Exhibit 10.32
CERES, INC. 2011 EQUITY INCENTIVE PLAN
STOCK OPTION GRANT NOTICE
           Ceres, Inc., a Delaware corporation (together with any successor thereof, the “Company”), pursuant to its 2011 Equity Incentive Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”), an option to purchase the number of shares of the Company’s common stock, par value $0.01 (“Shares”), set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein and in the Stock Option Award Agreement attached hereto as Exhibit A (the “Option Award Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Option Award Agreement.

Participant:

Grant Date:

Exercise Price per Share:	$

Total Number of Shares Subject to the Option:	Shares

Expiration Date:

Vesting Schedule:

Type of Option:	☐ Incentive Stock Option (to the extent allowable)

☐ Nonstatutory Stock Option
By signing below, Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. Participant has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Stock Option Agreement.
IN WITNESS WHEREOF, the undersigned have executed this Grant Notice effective as of the Grant Date.

CERES, INC.		PARTICIPANT

By:
	Name:	Name:
Title:

EXHIBIT A
TO STOCK OPTION GRANT NOTICE
CERES, INC. OPTION AWARD AGREEMENT
           Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Option Award Agreement (this “Agreement”) is attached, Ceres, Inc., a Delaware corporation (together with any successor thereof, the “Company”), has granted to Participant an Option under the Company’s 2011 Equity Incentive Plan, as amended from time to time (the “Plan”), to purchase the number of Shares indicated in the Grant Notice.
1.	General.
     1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice, unless the context clearly indicates otherwise.
     1.2 Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
2.	Grant of Option.
     2.1 Grant of Option. In consideration of Participant’s employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company grants to Participant the Option to purchase any part or all of an aggregate of the number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement, subject to adjustments as provided in Article 13 of the Plan. Unless designated as a Nonstatutory Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by law.
     2.2 Exercise Price. The exercise price of the Shares subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the price per share of the Shares subject to the Option shall not be less than 100% of the Fair Market Value of a Share on the Grant Date. Notwithstanding the foregoing, if this Option is designated as a Greater Than 10% Stockholder, the price per share of the Shares subject to the Option shall not be less than 110% of the Fair Market Value of a Share on the Grant Date.
     2.3 Consideration to the Company. In consideration of the grant of the Option by the Company, Participant agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

3.	Period of Exercisability.
     3.1 Commencement of Exercisability.
     (a) Subject to Sections 3.2, 3.3, 5.10 and 5.15 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.
     (b) No portion of the Option that has not become vested and exercisable at the date of Participant’s Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and Participant.
     (c) Notwithstanding Sections 3.1(b) hereof and the Grant Notice, but subject to Section 3.1(a) hereof, pursuant to Article 13 of Plan, the Option shall become fully vested and exercisable with respect to all Shares covered thereby in the event of a Change in Control, in connection with which (i) the successor corporation does not assume the Option or substitute an equivalent right for the Option or (ii) Participant suffers a Qualifying Termination. Should the successor corporation assume the Option or substitute an equivalent right, and should Participant not suffer a Qualifying Termination, then no acceleration shall apply.
     3.2 Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each installment that becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it expires under Section 3.3 hereof.
     3.3 Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:
     (a) The Expiration Date set forth in the Grant Notice, which shall in no event be more than ten years from the Grant Date;
     (b) If this Option is designated as an Incentive Stock Option and Participant is a Greater Than 10% Stockholder, the expiration of five years from the Grant Date;
     (c) The expiration of three months from the date of Participant’s Termination of Service, unless such termination occurs by reason of Participant’s death or disability; or
     (d) The expiration of one year from the date of Participant’s Termination of Service by reason of Participant’s death or disability.
     3.4 Special Tax Consequences. Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options, including the Option (if applicable), are exercisable for the first time by Participant in any calendar year exceeds $100,000, the Option and such other options shall be Nonstatutory Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code. Participant also acknowledges that an Incentive Stock Option exercised more than three months after Participant’s Termination of Employment, other than by reason of death or disability, will be taxed as a Nonstatutory Stock Option.
     3.5 Tax Indemnity.
     (a) Participant agrees to indemnify and keep indemnified the Company and its Subsidiaries from and against any liability for or obligation to pay any Tax Liability (a “Tax Liability” being any liability for income tax, withholding tax and any other employment related taxes or social security contributions in any jurisdiction) that is attributable to (i) the grant or exercise of, or a benefit derived by Participant from, the Option, (ii) the acquisition by Participant of Common Stock on exercise of the Option, or (iii) the disposition of any Common Stock.
     (b) The Option cannot be exercised until Participant has made such arrangements as the Company may require for the satisfaction of any Tax Liability that may arise in connection with the exercise of the Option or the acquisition of the Shares by Participant. The Company shall not be required to issue, allot or transfer Shares until the Employee has satisfied this obligation.
4.	Exercise of Option.
     4.1 Person Eligible to Exercise. During the lifetime of Participant, only Participant may exercise the Option or any portion thereof, unless it has been disposed of pursuant to a qualified domestic relations order or is otherwise permitted under the Plan. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereto, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then Applicable Laws of descent and distribution.
     4.2 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof.
     4.3 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to in care of the Secretary of the Company (or any other person or entity as designated by the Administrator), during regular business hours, of all of the following prior to the time when the Option or a portion thereof becomes unexercisable under Section 3.3 hereof:
     (a) An exercise notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, and complying with all applicable rules established by the Administrator;

     (b) The receipt by the Company of full payment for the Shares with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which shall be made by deduction from other compensation payable to Participant or in another form of consideration permitted under Section 4.4 hereof that is acceptable to the Company;
     (c) Any other written representations as may be required in the Administrator’s reasonable discretion to evidence compliance with the Securities Act or any other Applicable Law; and
     (d) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.
Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.
     4.4 Method of Payment. Payment of the exercise price shall be by any of the following methods, at the election of Participant:
     (a) cash or check;
     (b) with the consent of the Administrator, Shares (including Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required;
     (c) with the consent of the Administrator, delivery of a notice that Participant has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale; or
     (d) any other form of legal consideration acceptable to the Administrator.
     4.5 Conditions to Issuance of Shares. The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares that have then been reacquired by the Company. The Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:
     (a) the Board has determined that the issuance of such Shares is in compliance with all Applicable Laws, regulations of governmental authorities and the requirements of the exchange on which the Shares are listed or traded;

     (b) the Shares are covered by an effective registration statement or applicable exemption from registration;
     (c) Participant has made any reasonable covenants, agreements and representations as required by the Board in order to comply with Applicable Law;
     (d) Participant has complied with any timing or other restrictions with respect to the settlement, distribution or exercise of the Option, including a window-period limitation, as required by the Administrator from time to time;
     (e) the Administrator has obtained all approvals and other clearances from any state or federal governmental agency that the Administrator has determined to be necessary or advisable; and
     (f) the Company has received full payment for such Shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4 hereof.
     4.6 Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any Shares purchasable upon the exercise of any part of the Option unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article 13 of the Plan.
5.	Other Provisions.
     5.1 Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final, binding and conclusive upon Participant, the Company and all other interested persons. No member of the Committee or the Board, or any employee or officer of the Company, shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.
     5.2 Whole Shares. The Option may only be exercised for whole Shares.
     5.3 Option Not Transferable. Subject to Section 4.1 hereof, the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the Option have been issued, and all restrictions applicable to the Shares have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether the disposition is voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
     5.4 Binding Agreement. Subject to the limitation on the transferability of the Option contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
     5.5 Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the Option in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Common Stock contemplated by Section 13.2 of the Plan (including, without limitation, an extraordinary cash dividend on such Shares), the Administrator shall make such adjustments as the Administrator deems appropriate in the number of Shares subject to the Option, the exercise price of the Option and the type and kind of securities that may be issued upon exercise of the Option. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and Article 13 of the Plan.
     5.6 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company (or any other person or entity as designated by the Administrator) at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 5.6, either party may hereafter designate a different address for notices to be given to that party. Any notice that is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 hereof by written notice under this Section 5.6. A notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
     5.7 Titles and Headings. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     5.8 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement.
     5.9 Conformity to Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act, the Exchange Act and the Code, and any and all regulations and rules promulgated thereunder, state securities laws and regulations and all other Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     5.10 Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided, that except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of Participant.
     5.11 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 5.3 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
     5.12 Notification of Disposition. If this Option is designated as an Incentive Stock Option, Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if the disposition or transfer is made (i) within two years from the Grant Date with respect to such Shares or (ii) within one year after the transfer of such Shares to Participant. The notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.
     5.13 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.
     5.14 Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
     5.15 Section 409A. This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the Option (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right, in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so), to adopt such amendments to the Plan, the Grant Notice or this Agreement, or to adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the Option to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
     5.16 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust.

Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive Shares as a general unsecured creditor with respect to Option, as and when exercised pursuant to the terms hereof.